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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                             State of
                                                                           Incorporation
                                                                           -------------
SouthTrust Corporation  .................................................  Not Applicable
    SouthTrust of Alabama, Inc.  ........................................     Alabama
         SouthTrust Bank, N.A.  .........................................       (1)
              SouthTrust Mortgage Corporation  ..........................     Delaware
                   Gardner Mortgage Services, Inc.  .....................      Texas
              SC Realty, Inc.  ..........................................     Delaware
              Magic City, Inc.  .........................................     Delaware
                   Magic City Three, Inc.  ..............................     Delaware
              SouthTrust Capital Funding Corporation  ...................     Delaware
              SouthTrust Mobile Services Funding Corporation  ...........     Alabama
              SouthTrust Insurance, Inc.  ...............................     Alabama
              First State Service Corporation  ..........................  North Carolina
              SouthTrust Capital Management, Inc.  ......................  North Carolina
              SouthTrust Insurance of Georgia, Inc.  ....................     Georgia
              Minority Business Development Corporation  ................     Georgia
              SouthTrust Development Corporation  .......................     Georgia
              ST Holdings, Inc.  ........................................     Alabama
                   ST Realty 1, Inc.  ...................................     Alabama
                   ST Realty 3, Inc.  ...................................     Alabama
                   ST Realty 4, Inc.  ...................................     Alabama
              SouthTrust Insurance of North Carolina, Inc.  .............  North Carolina
              SouthTrust Insurance of Mississippi, Inc.  ................   Mississippi
              HNB Auto Exchange, LLC  ...................................     Alabama
    SouthTrust Life Insurance Company  ..................................     Arizona
    SouthTrust Insurance Agency, Inc.  ..................................     Alabama
    Southern Financial Advisors, Inc.  ..................................     Alabama
    SouthTrust Securities, Inc.  ........................................     Delaware
    SouthTrust Community Reinvestment Corp.  ............................     Alabama
         SouthTrust Community Development, LLC  .........................     Alabama
    PRN Holdings, Inc.  .................................................     Delaware

(1) National Banks are chartered under the laws of the United States.